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                                                                   EXHIBIT 10.94

                          PEERLESS SYSTEMS CORPORATION

                 AMENDED AND RESTATED TRANSACTION INCENTIVE PLAN

      This Amended and Restated Transaction Incentive Plan (the "Plan") is hereby adopted by Peerless Systems Corporation (the "Company") as of August 17, 2005 (the "Effective Date").

      1. Purpose. The purposes of the Plan are to incentivize certain key executives of the Company in securing and completing a corporate transaction, align such executives' interests in maximizing value to the shareholders, directly tie the bonus pool to the transaction value and compensate such executives for prior salary adjustments and periodic stock option grants that were not made.

      2. Definitions. The following terms as used herein shall have the meanings set forth in this Section 2.

            "Board" shall mean the Board of Directors of the Company.

            "Bonus" shall mean a Participant's Target Bonus; provided, however, that in the event the Price Per Share is less than or equal to $2.50, Bonus shall mean 75% of such Target Bonus and in the event the Price Per Share is greater than $4.50, Bonus shall mean 125% of such Target Bonus.

            "Bonus Pool" shall mean 5% of the Enterprise Value.

            "Cause" shall mean (i) willful and continued failure by the Participant to perform his or her duties (other than any such failure resulting from the Participant's incapacity due to physical or mental illness or disability), (ii) willful commission of an act of fraud or dishonesty resulting in economic or financial injury to the Company, (iii) conviction of, or entry by the Participant of a guilty or no contest plea to, the commission of a felony or a crime involving moral turpitude, (iv) a willful breach by the Participant of his or her fiduciary duty to the Company which results in economic or other injury to the Company, or (v) willful and material breach of the Participant's confidentiality and non-solicitation covenants. The Company shall provide written notice to the Participant of its determination that Cause exists and give the Participant an opportunity to cure such Cause and to have the matter heard by the Company's Board.

            "Change in Control" shall mean: (i) the acquisition by any person, entity or group (other than the Company, its subsidiaries or any employee benefit plan of the Company) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities, (ii) a change, during any period of two consecutive years, in a majority or more of the Board, if the new members have not been approved by at least two-thirds of the incumbent Board, (iii) the consummation by the Company of a merger, consolidation, reorganization or

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business combination of the Company, a sale or other disposition of all or substantially all of the Company's assets or the acquisition of assets or stock of another entity, in each case other than a transaction in which the holders of voting securities of the Company immediately prior thereto collectively hold, directly or indirectly, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the surviving entity (or in the case of a sale of all or substantially all of the Company's assets, the purchasing entity) immediately after such transaction, or (iv) a liquidation or dissolution of the Company.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" shall mean the common stock of the Company, par value $.001 per share.

            "Committee" shall mean the Compensation Committee of the Board.

            "Enterprise Value" shall mean the Transaction Value minus
$23,100,000.

            "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code, together with any interest or penalties imposed with respect to such excise tax.

            "Participant" shall mean any employee of the Company who is designated in writing as a participant in the Plan pursuant to Section 3.

            "Percentage Interest" shall mean a grant to a Participant, pursuant to the Plan, of a percentage of the Bonus Pool.

            "Price Per Share" shall mean the fair market value of the per share consideration received by the Company and/or the holders of the Common Stock upon a Change in Control.

            "Target Bonus" for a Participant shall mean an amount equal to such Participant's Percentage Interest multiplied by the Bonus Pool.

            "Transaction Value" shall mean the product of (i) the Price Per Share and (ii) the number of shares of Common Stock outstanding immediately prior to the Change in Control.

      3. Participants. The Participants in the Plan shall be the Company's Chief Participant Officer ("CEO"), Chief Financial Officer ("CFO") and any other officer or officers of the Company designated in writing by the Committee from time to time.

      4. Allocation of Bonus Pool. The Percentage Interests awarded to the CEO and CFO shall be 50% and 35% respectively. The remaining 15% may be allocated among the other Participants as designated in writing by the Committee from time to time.

      5. Payment of Bonuses.

            (a) Subject to Sections 5(b) and 6 hereof, upon a Change in Control, each Participant shall be entitled to receive payment of the Participant's Bonus under the Plan, and in the sole discretion of the Committee, such payment shall be made either at the time the Company

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or its stockholders receive payments on or following the Change in Control or in a lump sum upon the Change in Control (with any lump sum payment to be equal to the present value of the sum of payments to be received over time by the Company or its stockholders, as determined by the Committee in its reasonable and good faith discretion); provided, however, that Bonuses under the Plan shall be payable in the same kind and form or forms as the consideration received by the Company or its stockholders; provided, further, that to the extent that the consideration received by the Company or its stockholders pursuant to the Change in Control is comprised (whether in whole or in part) of consideration other than cash and the Company is unable to provide such form of consideration to the Participants, the Company may made payments under the Plan in the form of cash. The Company may withhold from any amounts payable under the Plan such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            (b) Except as otherwise provided below, a Participant must be employed by the Company upon a Change in Control in order for the Participant to be eligible to receive a Bonus and a termination of a Participant's employment with the Company prior to such date shall result in the forfeiture of the Participant's contingent right to receive any Bonus that would otherwise have become payable on or after the date of the Participant's termination of employment with the Company. In the event a Participant's employment with the Company is terminated by reason of the Participant's death or disability, the Participant (or his or her beneficiary, in the case of his or her death) shall be entitled to receive 75% of such Participant's Bonus. In addition, in the event that a Change in Control is consummated (A) with a party with whom the Company has entered into a non-disclosure agreement while the Participant was employed by the Company and (B) within one (1) year following the termination of the Participant's employment by the Company without Cause, the Participant shall be entitled to receive a Bonus payment under the Plan, subject to no pro ration. The Committee may impose any additional conditions on the payment of a Bonus as it reasonably determines to be appropriate. Any Bonus or portion of a Bonus that is not payable to any Participant shall be retained by the Company and shall not increase the Bonus or Percentage Interest of any other Participant.

      6. Section 280G Parachute Payment Taxes.

            (a) If any payment or distribution to or for the benefit of the Participant (whether paid or payable or distributed or distributable) pursuant to the terms of the Plan or otherwise (a "Payment") would constitute a "parachute payment" within the meaning of Section 280G of the Code, the Payments shall be reduced to the extent necessary so that no portion of the Payments shall be subject to the Excise Tax, but only if, by reason of such reduction, the net after-tax benefit to the Participant shall exceed the net after-tax benefit to the Participant if no reduction was made.

            (b) All determinations required to be made under Section 6(a), including whether a reduction of any Payment is required and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent certified public accountants serving immediately prior to the Change in Control, or such other nationally recognized accounting firm as may be agreed by the Company and the Participant (the "Accounting Firm"); provided, that the Accounting Firm's determination shall be made based upon "substantial

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authority" within the meaning of Section 6662 of the Code. Any determination by the Accounting Firm hereunder shall be binding upon the Company and the Participant.

      7. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Subject to the provisions of the Plan, the Committee has the authority to determine, in its sole discretion, to whom, and the time or times at which, Bonuses may be paid as well as the allocation of interests in the Plan. The Committee has the authority to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for Plan administration. All decisions, interpretations and other actions of the Committee shall be final, conclusive and binding on all parties who have an interest in the Plan. No member of the Committee shall be liable for any action or determination made by the Committee with respect to the Plan or any Bonus paid under the Plan. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company or its successor. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or any Bonus paid hereunder, and all members of the Committee shall be fully indemnified and held harmless by the Company or its successor in respect of any such action, determination or interpretation.

      8. Certain Corporate Events. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of common stock or other securities of the Company, issuance of warrant or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to a Bonus, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the Bonus Pool, (ii) the Enterprise Value, (iii) the Percentage Interests,
(iv) the Transaction Value, and (v) the Price Per Share.

      9. At-Will Employment. Nothing contained in the Plan shall (i) confer upon any person any right to continue in the employ of the Company, (ii) constitute any contract or agreement of employment, or (iii) interfere in any way with the at-will nature of a Participant's employment with the Company.

      10. No Equity Interest. Neither the Plan nor any allocation of interests hereunder creates or conveys any equity or ownership interest in the Company nor any rights commonly associated with such interests, including, without limitation, the right to vote on any matters put before the stockholders of the Company.

      11. Funding. No provision of the Plan shall require the Company, for purposes of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a

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segregated or separately maintained or administered fund for such purposes.
Participants shall have no rights under the Plan other than as unsecured general creditors of the Company or its successor.

      12. Term. The Plan shall be effective immediately and shall terminate upon the payment of all Bonuses, if any, under the Plan for the first Change in Control occurring after the Effective Date, provided that if no Change in Control has occurred on or before July 31, 2006, the Plan shall terminate on January 31, 2007.

      13. Amendment and Termination. Except as provided herein, the Plan may be amended or terminated at any time or from time to time by the Company; provided, however, that, subject to Section 12 hereof, no such amendment or termination shall impair the then-existing rights of a Participant with regard to the Plan absent (a) his consent or (b) the approval by the Participants holding at least a majority of the total value of the Bonus Pool then held by all Participants.

      14. Assumption of Plan. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, whether pursuant to a Change in Control or otherwise, to expressly assume and agree to perform the obligations under the Plan in the same manner and to the same extent the Company would be required to perform if no such succession had taken place.

      15. Choice of Law. All questions concerning the construction, validation and interpretation of the Plan shall be governed by the law of the State of California without regard to its conflict of laws provision.

      16. Stockholder Approval. The Plan shall be disclosed to the Company's stockholders at the time any Change in Control transaction is submitted for stockholder approval.

      17. Hypothetical Illustration. Solely for explanatory purposes, attached to the Plan as Exhibit A is an example illustrating the Target Bonuses upon a Change in Control.

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      IN WITNESS WHEREOF, the undersigned has executed the foregoing Amended and
Restated Transaction Incentive Plan as of _________________, 2005.

                                              PEERLESS SYSTEMS CORPORATION

                                              By:_______________________________
                                                 Robert G. Barrett
                                              Title: Director

                                              Date:_____________________________

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                                    EXHIBIT A

                            HYPOTHETICAL ILLUSTRATION

            Example. Assuming that there are 15,400,000 shares of Common Stock outstanding immediately prior to the Change in Control and that the Price Per Share is $3.50, then the Transaction Value would be $53,900,000 or [$3.50 x 15,400,000], the Enterprise Value would be $30,800,000 or [$53,900,000 -
$23,100,000], the Bonus Pool would be $1,540,000 or [0.05 x $30,800,000] and the
Target Bonus allocated to the CEO, CFO and other Participants would be $770,000 or [0.50 x $1,540,000], $539,000 or [0.35 x $1,540,000], and $231,000 or [.15 x
$1,540,000], respectively.